Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-12923, 333-53017, 333-33636, 333-94169 and 333-58754) of Incara Pharmaceuticals Corporation of our report dated December 20, 2001, except for Note 1 paragraph 4, Note 2 and Note 7, as to which the date is August 6, 2002, relating to the financial statements of Incara Development, Ltd. , which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS
Chartered Accountants

Hamilton, Bermuda
August 12, 2002